Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com T 212.335.4500 F 212.335.4501

July 15, 2011

Wells Operating Partnership II, L.P.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Ladies and Gentlemen:

We have acted as counsel to Wells Operating Partnership II, L.P., a Delaware limited partnership (the “Issuer”), Wells Real Estate Investment Trust II, Inc., a Maryland corporation and the parent of the Issuer (“Wells REIT II”), and certain direct and indirect subsidiaries of the Issuer and Wells REIT II listed on Annex A attached hereto (the “Subsidiary Guarantors” and together with the Issuer and Wells REIT II, the “Wells REIT Entities”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Wells REIT Entities with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Issuer is registering under the Securities Act an aggregate of up to $250,000,000 in principal amount of its 5.875% Senior Notes due 2018 (the “New Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Issuer’s outstanding 5.875% Senior Notes due 2018 (the “Old Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Old Notes were issued, and the New Notes will be issued, pursuant to the Indenture dated as of April 4, 2011 (the “Indenture”), by and among the Wells REIT Entities and U.S. Bank National Association, as trustee (the “Trustee”).

In rendering the opinion expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement relating to the Old Notes, by and among the Wells REIT Entities and J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers, dated as of April 4, 2011 (the “Registration Rights Agreement”); (c) the Indenture; (d) specimens of the certificates representing the New Notes; and (e) the other documents delivered by or on behalf of the Wells REIT Entities and the Trustee as of the date hereof in connection with the delivery of the New Notes. We have also examined such other instruments, corporate records, certificates of public officials, certificates of officers or other representatives of the Wells REIT Entities and others and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

We have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) that the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the parties thereto other than the Wells REIT Entities and constitute legally valid, binding and enforceable obligations of such parties enforceable against such parties in accordance with their terms; (g) that the New Notes will be duly authenticated by the Trustee; and (h) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral

Wells Operating Partnership II, L.P.

July     , 2011

or written statements and representations of officers and other representatives of the Wells REIT Entities and others.

We express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the New Notes have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and exchanged for the Old Notes in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal matters” in the prospectus that is part of the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA Piper LLP (US)

ANNEX A

Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Organization
Wells REIT II - 1200 Morris Business Trust	Pennsylvania
Wells REIT II - KCP, LLC	Delaware
Wells REIT II - Republic Drive, LLC	Delaware
Wells REIT II - 9 Technology Drive, LLC	Delaware
Wells Governor’s Pointe 4241 Irwin Simpson, LLC	Delaware
Wells Governor’s Pointe 8990 Duke, LLC	Delaware
Wells REIT II - LakePointe 5, LLC	Delaware
Wells REIT II - LakePointe 3, LLC	Delaware
Wells REIT II - 180 Park Avenue, LLC	Delaware
Wells REIT II - Opus/Finley Portfolio, LLC	Delaware
Wells REIT II - 8909 Purdue Road, LLC	Delaware
Wells REIT II - Corridors III, LLC	Delaware
Wells REIT II - Edgewater Corporate Center One, LLC	Delaware
2420 Lakemont Avenue MM, LLC	Delaware
2420 Lakemont Avenue, LLC	Delaware
Wells REIT II - University Circle, LLC	Delaware
Wells REIT II - University Circle, L.P.	Delaware
Wells REIT II - Key Center, LLC	Delaware
Key Center Properties LLC	Delaware
Wells REIT II - MacArthur Ridge I, LLC	Delaware
Wells REIT II - MacArthur Ridge I, L.P.	Delaware
Wells REIT II - International Financial Tower, LLC	Delaware
Wells REIT II -7031 Columbia Gateway Drive, LLC	Delaware
Wells REIT II - Sterling Commerce, LLC	Delaware
Wells REIT II - Sterling Commerce, LP	Delaware
Wells REIT II - South Jamaica Street, LLC	Delaware
Wells REIT II - 15815 25th Avenue, LLC	Delaware
Wells REIT II - 13655 Riverport Drive, LLC	Delaware
Wells REIT II - 11200 W. Parkland, LLC	Wisconsin
Wells REIT II - Parkside/Atlanta, LLC	Georgia
Wells REIT II - 1277 LPB Atlanta, LLC	Georgia
Wells REIT II - Lindbergh Center, LLC	Georgia
Wells REIT II - Lakehurst Britton, LLC	Delaware